UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2015

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Stock Purchase Agreement

On October 13, 2015, Digirad Corporation (“Digirad” or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Project Rendezvous Holding Corporation (“PRHC”) and the stockholders of PRHC named therein (collectively, “Stockholders”) and Platinum Equity Advisors, LLC as the Stockholder representative (the “Stockholder Representative”), pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company will purchase from the Stockholders all of the issued and outstanding common stock of PRHC (the “Transaction”). Upon closing of the Transaction, PRHC would be a wholly owned subsidiary of the Company. PRHC is the ultimate parent of DMS Health Technologies, Inc. (“DMS Health”), a provider of mobile diagnostic imaging and related sales and services to small and regional hospitals throughout the United States, with a large concentration in the upper Midwest region.

The purchase price for the Transaction is $36 Million in cash (the “Purchase Price”), subject to certain adjustments. The Company expects to fund payment of the Purchase Price with a combination of cash-on-hand and the committed financing described below.

The completion of the Transaction is subject to customary closing conditions. The Transaction is not subject to approval by the Company’s stockholders. The Purchase Agreement contains representations, warranties and covenants of PRHC, the Stockholders and Digirad that are customary for a transaction of this nature. The Purchase Agreement also contains indemnification obligations of the parties thereto.  Assuming the satisfaction or waiver of the closing conditions, the Transaction is expected to close by December 31, 2015.

Between the date of the Purchase Agreement and the closing date, PRHC has agreed to, and agreed to cause its subsidiaries (including DMS Health) to, (1) operate their respective businesses in the ordinary course in all material respects consistent with past practice, (2) to keep its business and operations intact, retain its present officers and employees and preserve its material rights, franchises, goodwill and relations with its clients, customers, lessors, suppliers and others with whom it does business so that they will be preserved after the closing of the Transaction, and (3) to comply with certain other operating covenants.

The Purchase Agreement provides Digirad and PRHC with certain termination rights, including if the closing of the Transaction has not occurred by January 15, 2016, or such later date as mutually agreed to in writing by Digirad and PRHC.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Current Report on Form 8-K to be filed in connection with the closing of the Transaction.

Committed Financing

In connection with the Transaction, the Company entered into a commitment letter, dated as of October 13, 2015 (the “Commitment Letter”), with Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to which Wells Fargo committed, on the terms and conditions set forth in the Commitment Letter (the “Commitments”), to provide the Company with a senior secured credit facility in the aggregate amount of $40 million (the “Credit Facility”). The Commitments under the Commitment Letter are subject to various conditions, including consummation of the Transaction. In the event the initial funding under the Credit Facility does not occur on or prior to January 15, 2016, then Wells Fargo’s commitment to provide the Credit Facility will automatically expire on such date.

Item 7.01.	Regulation FD Disclosure

On October 14, 2015, the Company issued a press release relating to the Transaction.  A copy of the press release is furnished as Exhibit 99.1 attached to this Form 8-K and incorporated into this item 7.01 by reference.

A presentation the Company will be using during its conference call described below is furnished as Exhibit 99.2 attached to this Form 8-K and incorporated into this item 7.01 by reference.

A conference call is scheduled for 11:00 a.m. EDT on October 14, 2015 to discuss the Transaction and management’s outlook. The call may be accessed by dialing 877-407-9039 (international callers: 201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investors page of the Digirad website at http://drad.client.shareholder.com/events.cfm; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company’s ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully close and execute the acquisition of DMS Health and other acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.
99.1 Press Release, dated October 14, 2015.

99.2 Investor Slide Presentation, dated October 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    October 14, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 14, 2015.

99.2	Investor Slide Presentation, dated October 14, 2015.